UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Qlik Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2015, the Board of Directors (the “Board”) of Qlik Technologies Inc., a Delaware corporation (the “Company”), adopted the Company’s Amended and Restated Bylaws (the “Restated Bylaws”), revising Sections 2.7 and 2.8 thereof, to implement a majority voting standard in uncontested elections of directors (the “Majority Voting Standard”). The Majority Voting Standard provides that a director shall be elected to the Board if the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. However, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast.

The foregoing summary of the amendments to the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.5 and incorporated in this Item 5.03 by reference.

As part of the implementation of majority voting for the election of directors in uncontested elections, the Company amended its Corporate Governance Guidelines to provide, among other things, that with respect to director nominations, the Board will only nominate those directors who have tendered in advance of such nomination an irrevocable, conditional resignation that will be effective only upon the failure of such director nominee to receive the required vote for re-election and the Board’s acceptance of such resignation.

An updated version of the Company’s Corporate Governance Guidelines is posted on the Company’s website at http://investor.qlik.com/governance.cfm. No information contained on the Company’s website is intended to be included as part of, or incorporated by reference into, this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Amended and Restated Bylaws of Qlik Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.

By:	/s/ Timothy J. MacCarrick
	Name:	Timothy J. MacCarrick
	Title:	Chief Financial Officer and Treasurer

Dated: December 22, 2015